UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported): May 12, 2011
Sagebrush Gold Ltd.
(exact name of registrant as specified in its charter)

Nevada	333-171925	26-0657736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1640 Terrace Way Walnut Creek, California	94597
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 930-0100

The Empire Sports & Entertainment Holdings Co. 110 Greene Street Suite 403 New York, New York 10012
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2011, the Board of Directors (the “Board”) of Sagebrush Gold Ltd. (the “Company”) appointed David Rector as President and authorized that Mr. Rector receive annual compensation of up to $120,000 per year for his services to the Company.  Mr. Rector served as the Chief Executive Officer, President and Director of Nevada Gold Holdings, Inc. from November 5, 2009 to May 2, 2011.  Mr. Rector had previously served as Nevada Gold Holdings, Inc.’s Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director from April 19, 2004 through December 31, 2008. He has served as Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director of Standard Drilling, Inc. since November 2007 and served as Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director of Universal Gold Mining Corp. from September 30, 2008, until November 2010. Mr. Rector previously served as President, Chief Executive Officer and Chief Operating Officer of Nanoscience Technologies, Inc. from June 2004 to December 2006, when he resigned as an officer and director of Nanoscience. Mr. Rector also served as President, Chief Executive Officer, Chief Financial Officer and Treasurer of California Gold Corp. (f/k/a US Uranium, Inc.) from June 15, 2007 to July 11, 2007 and again from August 8, 2007 to November 12, 2007.  From 2007 through 2009 Mr. Rector served on the Board of Directors of Rx Elite, Inc. Since June 1985, Mr. Rector has been the principal of the David Stephen Group, which provides enterprise consulting services to emerging and developing companies in a variety of industries.

Mr. Rector currently serves on the Board of Directors of the following public companies:

Name	Director Since
Senesco Technologies, Inc. (AMEX: SNT)	February 2002
Dallas Gold & Silver Exchange (AMEX: DSG)	May 2003
California Gold Corp. (OTCBB: CLGL)	June 2007
Standard Drilling, Inc. (STDR.PK)	November 2007
Li3 Energy, Inc. (OTCBB: LIEG)	June 2008

 Mr. Rector’s duties and responsibilities will be focused upon development of the Company’s mining and resources businesses, principally gold exploration and production.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 16, 2011, the Company filed a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada in order to change its name to “Sagebrush Gold Ltd.” from “The Empire Sports & Entertainment Holdings Co.”   The name change is expected to be effective and a new symbol issued by FINRA for the Company’s common stock by May 31, 2011.

The name change reflects the Company’s expansion of its business purpose to include resource exploration and production, primarily focusing on gold exploration.  Initially, the Company intends to seek to acquire the right to explore for and develop gold properties in the state of Nevada and the Board has authorized the Company to negotiate and conclude agreements for the acquisition of certain leases and exploration rights in Nevada.  At the present time these agreements have not been finalized.  In connection with this acquisition program, the Board has authorized the issuance of up to twelve million (12,000,000) shares of common stock or common stock equivalents, pending completion of negotiations.  These shares of common stock or common stock equivalents have not yet been issued.

The Company intends to continue, through its Empire Sports & Entertainment Co. subsidiary, its current sports and entertainment businesses.  The Company recently assigned various agreements with its athletes in connection with the departure of an officer, and intends to expand its focus on entertainment opportunities.

Item 9.01    Financial Statements and Exhibits.

(d) The following exhibits are filed with this report:

Exhibit
Number	Description
3.1	Certificate of Amendment of Articles of Incorporation

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2011

Sagebrush Gold Ltd.

By:	/s/ Sheldon Finkel
Sheldon Finkel
Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
3.1	Certificate of Amendment of Articles of Incorporation